Annex C
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                           Applicable Sections of the
       Texas Real Estate Investment Trust Act Regarding Dissenter's Rights


     Sec. 25.10. (A) Any shareholder of a domestic real estate investment trust may dissent from any of the following actions:
     (1) any plan of merger to which the real estate investment trust is a party if shareholder approval is required by Section 23.30 of this Act and the shareholder holds shares of a class or series that was entitled to vote on the plan of merger as a class or otherwise;
     (2) any sale, lease, exchange, or other disposition (not including any pledge, mortgage, deed of trust, or trust indenture unless otherwise provided in the declaration of trust) of all, or substantially all, of the property and assets, with or without good will, of a real estate investment trust requiring the special authorization of the shareholders as provided by this Act; or
     (3) any plan of exchange pursuant to Section 23.20 of this Act in which the shares of the real estate investment trust of the class or series held by the shareholder are to be acquired.
     (B) Notwithstanding Subsection (A) of this Section, a shareholder may not dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, real estate investment trust, partnership, or other entity, or from any plan of exchange, if:
     (1) the shares held by the shareholder are part of a class or series, and on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange, the shares are:
     (a) listed on a national securities exchange;
     (b) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or
     (c) held of record by not less than 2,000 holders; and
     (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept any consideration for the shareholder's shares other than:
     (a) shares of a domestic or foreign entity that, immediately after the effective date of the merger or exchange, will be part of a class or series, shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange; (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or (iii) held of record by not less than 2,000 holders;
     (b) cash in lieu of fractional shares otherwise entitled to be received; or
     (c) any combination of the securities and cash described in this Subdivision.

               Procedure for dissent by shareholders as to actions

     Sec. 25.20. (A) Any shareholder of any domestic real estate investment trust who has the right to dissent from any of the actions referred to in
Section 25.10 of this Act may exercise that right to dissent only by complying with the following procedures:
     (1)(a) With respect to a proposed action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the real estate investment trust, before the meeting, a written objection to the action. The shareholder's objection must state that the shareholder will exercise the shareholder's right to dissent if the action is effective and must contain the shareholder's address, to which notice of the action shall be delivered or mailed in that event. If the action is effected and the shareholder did not vote in favor of the action, the real estate investment trust, in the case of action other than a merger, or the surviving or new entity that is liable in the case of a merger to discharge the shareholder's right of dissent, shall deliver or mail to the shareholder written notice that the action has been effected within 10 days after the action is effected. The shareholder may make a written demand on the existing, surviving, or new entity for payment of the fair value of the shareholder's shares within 10 days from the delivery or mailing of the notice. The fair value of the shares shall be the value of the shares on the day before the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned


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by the shareholder and the fair value of the shares as estimated by the shareholder. A shareholder who fails to make a demand within the 10-day period is bound by the action.
     (b) With respect to a proposed action that is approved pursuant to Subsection (A) of Section 10.30 of this Act, the real estate investment trust, in the case of action other than a merger, and the surviving or new entity that is liable in the case of a merger to discharge the shareholder's right of dissent, within 10 days after the date the action takes effect, shall mail to each shareholder of record as of the date the action takes effect notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Section and any articles or documents filed by the real estate investment trust with the secretary of state to effect the action. If the shareholder did not consent to the taking of the action, the shareholder may make written demand on the existing, surviving, or new entity for payment of the fair value of the shareholder's shares within 20 days after the mailing of the notice. The fair value of the shares shall be the value of the shares on the date the written consent authorizing the action was delivered to the real estate investment trust pursuant to Subsection (A) of Section 10.30 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the 20-day period is bound by the action.
     (2) Within 20 days after receipt by the existing, surviving, or new entity of a demand for payment made by a dissenting shareholder in accordance with Subdivision (1) of this Subsection, the entity shall deliver or mail to the shareholder a written notice that shall either set out that the entity accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the action was effected, and, in the case of shares represented by certificates, on the surrender of the certificates duly endorsed, or shall contain an estimate by the entity of the fair value of the shares and an offer to pay the amount of that estimate within 90 days after the date on which the action was effected, on receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, on the surrender of the certificates duly endorsed.
     (3) If, within 60 days after the date on which the real estate investment trust action was effected, the value of the shares is agreed on between the shareholder and the existing, surviving, or new entity, payment for the shares shall be made within 90 days after the date on which the action was effected and, in the case of shares represented by certificates, on surrender of the certificates duly endorsed. On payment of the agreed value, the shareholder ceases to have any interest in the shares or in the real estate investment trust.
     (B) If, within 60 days after the date on which the action was effected, the shareholder and the existing, surviving, or new entity do not agree on the value of the shares, the shareholder or entity, within 60 days after the expiration of the 60-day period, may file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic real estate investment trust is located, asking for a finding and determination of the fair value of the shareholder's shares. On the filing of a petition by the shareholder, service of a copy of the petition must be made on the entity. The entity, within 10 days after receiving the service, shall file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic real estate investment trust who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the entity. If the petition is filed by the entity, the list described in this Subsection must be attached to the petition. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the entity and to the shareholders named on the list at the addresses stated in the list. The court shall approve the forms of notices sent by mail. All shareholders notified as required by this Subsection and the entity are bound by the final judgment of the court.
     (C) After the hearing of a petition filed under this Section, the court shall determine which shareholders have complied with the provisions of this Section and have become entitled to the valuation of and payment of their shares. The court shall appoint one or more qualified appraisers to determine that value. The appraisers may examine any books and records of the real estate investment trust that relate to the shares the appraisers are charged with the duty of valuing. The appraisers shall make a determination of the fair value of the shares after conducting an investigation.


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The appraisers shall also afford a reasonable opportunity to allow interested parties to submit to the appraisers pertinent evidence relating to the value of the shares. The appraisers also have the power and authority that may be conferred on masters in chancery by the Texas Rules of Civil Procedure.
     (D) The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. The clerk shall give notice of the filing of the appraisers report to interested parties. The appraisers report shall be subject to exceptions to be heard before the court both on the law and the facts. The court shall determine the fair value of the shares of the shareholders entitled to payment for their shares and shall order the existing, surviving, or new entity to pay that value, together with interest on the value of shares to the shareholders entitled to payment, beginning 91 days after the date on which the applicable action from which the shareholder elected to dissent was effected to the date of such judgment. The judgment shall be immediately payable to the holders of uncertificated shares. The judgment shall be payable to the holders of shares represented by certificates only on, and simultaneously with, the surrender to the existing, surviving, or new entity of duly endorsed certificates for those shares. On payment of the judgment, the dissenting shareholders cease to have any interest in those shares or in the real estate investment trust. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allocated between the parties in the manner that the court determines to be fair and equitable.
     (E) Shares acquired by the existing, surviving, or new entity, pursuant to the payment of the agreed value of the shares, to the payment of the agreed value of the shares, or to payment of the judgment entered for the value of the shares, as provided in this Section, in the case of a merger, shall be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the real estate investment trust as in the case of other treasury shares.
     (F) This Section does not apply to a merger if, on the date of the filing of the articles of merger, the surviving entity is the owner of all the outstanding shares of the other entities, domestic or foreign, that are parties to the merger.
     (G) In the absence of fraud in the transaction, the remedy provided by this Section to a shareholder objecting to any action referred to in Section 25.10 of this Act is the exclusive remedy for the recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new entity complies with the requirements of this Section, any shareholder who fails to comply with the requirements of this Section is not entitled to bring suit for the recovery of the value of the shareholder's shares or money damages to the shareholder with respect to the action.

            Provisions affecting remedies of dissenting shareholders

     Sec. 25.30. (A) Any shareholder who has demanded payment for the shareholder's shares in accordance with Section 25.20 of this Act is not entitled to vote or exercise any other rights of a shareholder except the right to receive payment for the shareholder's shares pursuant to the provisions of that Section and the right to maintain an appropriate action to obtain relief on the ground that the action would be or was fraudulent. The respective shares for which payment has been demanded may not be considered outstanding for the purposes of any subsequent vote of shareholders.
     (B) On receiving a demand for payment from any dissenting shareholder, the real estate investment trust shall make an appropriate notation of the demand in its shareholder records. Within 20 days after demanding payment for shares in accordance with Section 25.20 of this Act, each holder of certificates representing those shares shall submit the certificates to the real estate investment trust for notation on the certificates that such demand has been made. The failure of holders of certificated shares to submit the certificates to the real estate investment trust, at the option of the real estate investment trust, shall terminate the shareholder's rights under Section 25.20 of this Act unless a court of competent jurisdiction for good and sufficient cause shown directs otherwise. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which the real estate investment trust has made a notation under this Subsection are transferred, any new certificate issued for those shares shall bear similar notation together with the name of the original dissenting holder of those shares, and a transferee of those shares shall acquire by the transfer no rights in the real estate investment trust other than those which the original dissenting shareholder had after making


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demand for payment of the fair value of the shares.
     (C) Any shareholder who has demanded payment for the shareholder's shares in accordance with Section 25.20 of this Act may withdraw that demand at any time before payment of those shares has been made or before any petition has been filed pursuant to Section 25.20 of this Act. The demand may not be withdrawn after the payment of the shares has been made or after any such petition has been filed, unless the real estate investment trust consents to the withdrawal of the demand. The shareholder and all persons claiming under the shareholder shall be conclusively presumed to have approved and ratified the action from which the shareholder dissented and shall be bound by the action, the rights of the shareholder to be paid the fair value of the shareholder's shares shall cease, and the shareholder's status as a shareholder shall be restored without prejudice to any proceedings that may have been taken during the interim, and the shareholder is entitled to receive any dividends or other distributions made to the shareholders in the interim if:
     (1) the demand is withdrawn as provided in this Subsection;
     (2) pursuant to Subsection (B) of this Section, the demand terminates the shareholder's rights under Section 25.20 of this Act;
     (3) no petition asking for a court finding and determination of fair value of such shares has been filed within the time provided in Section 25.20 of this Act; or
     (4) the court determines, after the hearing of a petition filed under
Section 25.20, that the shareholder is not entitled to the relief provided by that Section.